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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     ---------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 7, 2000



                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                          UNIVERSAL COMPRESSION, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                        333-48283                              13-3989167
             Texas                          333-48279                              74-1282680
--------------------------------   ------------------------           ----------------------------------
(State or other jurisdiction      (Commission File Number)             (IRS Employer Identification No.)
     of incorporation)


  4440 Brittmoore Road, Houston, Texas                                                77041
 ---------------------------------------                                           ------------
(Address of principal executive offices)                                            (Zip Code)

                                 (713) 335-7000
                               -----------------
              (Registrant's telephone number, including area code)
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Item 5.           Other Events

         Universal Compression Holdings, Inc. (the "Company") filed a Registration Statement on Form S-1 with the Securities and Exchange Commission on April 5, 2000 in connection with a proposed public offering (the "Offering") of its common stock, par value $.01 per share. All of the shares in the Offering are to be sold by the Company. The Company intends to use the proceeds of the Offering along with the proceeds of an operating lease facility that is expected to close concurrently with the closing of the Offering to repay all outstanding indebtedness under its existing credit facility and international debt agreements, to redeem its 11 3/8% Senior Discount Notes due 2008, and for general corporate purposes, which may include redemption of a portion of the 9 7/8% Senior Discount Notes due 2009 issued by its subsidiary, Universal Compression, Inc.

         The Registration Statement has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

         The statements contained herein that are not historical are forward-looking statements that are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements.

Item 7.           Financial Statements and Exhibits

         None

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           UNIVERSAL COMPRESSION HOLDINGS, INC.
                           UNIVERSAL COMPRESSION, INC.
                           (Registrant)



Date: April 7, 2000        By: /s/ Richard W. FitzGerald
                               -------------------------
                               Richard W. FitzGerald
                               Senior Vice President and Chief Financial Officer